EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Completes Technical Reports on the Elder Creek and Paiute Porphyry Copper-Gold Projects, Nevada

Coeur d’Alene, Idaho – November 29, 2018 – Timberline Resources Corporation (OTCQB: TLRS; TSX-V: TBR) (“Timberline” or the “Company”) today announced that it has filed NI 43-101 technical reports (the “Reports”) on SEDAR for the Company’s Elder Creek and Paiute Nevada copper-gold projects in the Battle Mountain district of Nevada (Figure 1).  The Reports may be viewed at the Company’s website at http://timberlineresources.co/projects).

The Reports, which were prepared by the Company’s independent geological consultant, Dr. Thomas Bidgood, provide a technical summary of each project.  The Reports give an updated description of the two adjacent properties, including the regional geology, historic exploration, and work completed by Timberline since acquiring the projects from Americas Gold Exploration, Inc. on August 14, 2018 (see press release dated August 14, 2018 at http://timberlineresources.co/press-releases).

The acquisition includes the right to earn into existing joint venture agreements with a subsidiary of McEwen Mining Inc. at the Elder Creek Project, and with Lac Minerals (USA) LLC, a wholly-owned subsidiary of Barrick Gold Corporation (“LAC”) at the Paiute Project.  At Elder Creek, terms include the right to earn a 65% interest in the property through an existing joint venture agreement.  At Paiute, an existing ownership interest of 75.4% was acquired by Timberline with the remainder owned by LAC (see press release dated May 24, 2018).  With the closing of the transaction, Timberline is now the operator and manager of both the Elder Creek and Paiute joint ventures.

Elder Creek Project

The Elder Creek Project, which covers a claim group of approximately 39 square kilometers (km),  demonstrates geologic, geochemical, and geophysical characteristics common to major porphyry copper-gold deposits (see press release dated June 18, 2018).  The core of the Elder Creek porphyry target covers approximately 4.5 sq km, and has multiple intrusive phases which form two granodiorite porphyry centers within altered Harmony Formation arkosic sandstone and shale (Figure 2).  The intrusive rocks are similar in age to those at Newmont’s Phoenix gold-copper mine located 18 km (11 miles) to the south.  The porphyry core of the system is characterized by intense quartz veining and elevated copper and molybdenum values in rock and soil samples, and is flanked by proximal potassic alteration and distal biotite-pyrite-pyrrhotite hornfels.  It forms a pronounced magnetic low that is ringed by a strongly magnetic “donut” high of hornfels.  Large areas of gold-copper veining occur within the hornfels to the south and east of the porphyry core, and copper oxide is exposed in outcrop immediately peripheral to the core.

Since acquiring the project, the Company has completed three drill holes within the multi-stage hydrothermal system.  The first hole, RCEC18-01, was drilled by reverse circulation (RC) at the Valmy pit copper oxide occurrence. It intersected hornfels after Harmony Formation shales and arkosic quartzite, and porphyritic intrusive rock, and contains 0.21% copper over its entire 500 foot (152 m) length, including 0.44% copper over 110 feet (34 m), and bottomed in strong mineralization (Table 1) (see press release dated September 27, 2018).

Figure 1.  Location of the Elder Creek and Paiute Projects within the Battle Mountain Mining District

Lone Tree
Mine
Newmont
Converse
Marigold
Mine Complex
SSR
Elder Creek
Paiute
Trenton
Buffalo Canyon
Battle Mountain
Copper Basin
Cu-Au-Ag
Newmont Mine
Buckingham
Moly
N
Phoenix Mine
Complex
14.0 Moz Au
1.65 Blbs Cu
15 Moz Ag
Newmont
5 miles

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Figure 2.    Geology, Alteration, Copper Geochemistry, and Target Areas at the Elder Creek Porphyry Copper-Gold Project

Cu Rocks (ppm)
500 - 2500
2500 - 5000
5000 - 10000
10000 - 25000
> 25000
RCEC18-01
RCEC18-02
CCEC18-02 (core)
N
Porphyry Copper Target
Gold - Copper Targets
Colluvium
Porphyry
Granodiorite
Valmy Formation
Harmony Formation Sandstone
Fault
Claim Block
Porphyry-style Quartz Veins
Hydrothermal Biotite (mod-strong)
Limit of Biotite
Quartz Veins / Silicification (strong)
Propylitic: Actinolite-Epidote-Chlorite-Albite
Phyllic: Quartz-Sericite-Pyrite
0
0.5
1 Km
0
1,500
3,000 Ft

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Table 1.  Summary of Timberline Drill Hole Assay Intercepts at Elder Creek

Drill	From	To	Total*	From	To	Total	Cu	Mo	Au	Ag
Hole	(feet)	(feet)	(feet)	(meters)	(meters)	(meters)	ppm	ppm	(g/t)	(g/t)
RCEC 18-01	0	500	500	0	152.4	152.4	2,099	145	-	3.0
Including:
	0	270	270	0	82.3	82.3	2,826	147	-	4.0
	160	270	110	48.8	82.3	33.5	4,385	181	-	5.0
	195	210	15	59.5	64.0	4.6	5493	132	0.331	13
CCEC 18-02	840	1497	657	256.1	456.4	200.3	1,450	730	-	4.1
	Including:
	1313.5	1360	46.5	400.5	414.6	14.2	1.20%	0.31%	0.126	25.5
	*True thickness of drill intercepts is unknown;

Drilling at a second site located 3,250 feet (1 km) to the south (Figure 2) within the non-magnetic portion of the system was initiated as an RC hole and subsequently deepened by core drilling.  Available assays from core hole CCEC18-02 show an intersection of 46.5 feet (14.2 meters) grading 1.20% copper, 0.31% molybdenum, 25.5 g/t silver, and 0.126 g/t gold within a broader zone of anomalous copper-molybdenum mineralization (Table 1).

Paiute Project

The Paiute project is 5 square km and is located immediately southeast and adjacent to Elder Creek, and approximately 5 km west-northwest of Newmont’s Copper Basin copper-gold porphyry deposit (Figure 1). It contains a copper-gold porphyry target and a gold structural zone target.

The gold structural zone measures 2,500 meters long by 500 meters wide (Figure 3). It hosts gold-silver mineralization with multiple untested high-grade gold targets based on both recent and historic prospecting, and rock and soil geochemical sampling (see press release dated May 24, 2018.  The property also contains a copper-gold porphyry target (Figure 3) with potential for discovery of mineralization similar to Newmont’s Copper Basin deposit.  Multiple gold intercepts were drilled in 1995 -1996 within altered granodiorite porphyry. Vertical drill hole 96-5 intercepted quartz monzonite porphyry at 160 meters depth and was terminated at 178.3 meters due to technical difficulties after drilling 4.6 meters of copper sulfide (chalcopyrite) and gold mineralization grading1.24 g/t.

Since acquisition, Timberline has completed additional surface rock sampling, and permitting with the Bureau of Land Management (BLM) for construction of drill roads and drilling.

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Figure 3.  Paiute Project Gold-Silver Structural Target Zone Defined by Anomalous Concentrations of Gold and Silver in Rocks and Soils, and Distribution of Fault Structures

N
Gold - Silver Structural Target
Copper - Gold Porphyry Target
NW
SE
96-5
0 250 500 Meters
0 500 1,000 Feet
PAIUTE PROJECT
Au ppm (rocks)
< 0.50
0.51 - 1.00
1.01 - 3.00
3.01 - 10.00
> 10.00
Au ppb (soils)
20 - 50
51 - 100
101 - 200
> 200
2018 Rock Samples
Alluvium - Undifferentiated (Qal)
Granodiorite Porphyry (Tgp)
Granodiorite Monzogranite (Tgm)
Biotite - Hornblende Monzogranite (Tmb)
Harmony Formation Sandstone (Eh)

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Exploration Plan

With the exploration success to date at Elder Creek, Timberline has contracted Zonge Geophysics of Reno, Nevada to complete a 10 km Induced Polarization (IP)/Resistivity survey at Elder Creek. The survey is designed to characterize the rocks for signatures associated with concentration of sulfides (IP), associated silicification (Resistivity) as hydrothermal alteration, and identification of major fault zones within the project area.  The project is fully permitted with the BLM for additional drilling, which is planned after completion of the geophysical work.

At Paiute, drill roads will be cut and outcrops mapped and sampled in preparation for an initial drilling campaign. Drilling will be designed to continue through the porphyry host rock to determine the depth extent of mineralization documented at the bottom of hole 96-5.  Additional drilling will test near surface structural-related gold targets.

Sampling Methodology, Chain of Custody, Quality Control and Quality Assurance

Collection of drill core samples was completed under the supervision of a Company representative.  Core was transported by the Company’s Qualified Person to Range Front Geologic in Elko, NV where it was cut and sampled by a Company representative.  After preparation of the samples, blind certified standard reference materials and blanks were inserted into each sample batch which was transported to ALS in Nevada for analyses.  Samples were assayed for gold by Fire Assay of a 30 gram (1 assay ton) charge with an AA finish (ALS code Au-AA23).  Samples were also assayed for a 48 multi-element package using four acid ICP-MS (code ME-MS61). “Over-limits” were re-assayed using 4-acid Aqua regia digestion and ICP or AAS finish (code Cu-OG62).

Steven Osterberg, Ph.D., P.G., Timberline’s President and Chief Executive Officer, is a Qualified Person as defined by National Instrument 43-101 and has reviewed and approved the technical contents of this release.  Mr. Osterberg is not considered independent of the Company as defined in Section 1.5 of NI 43-101.  Drill intercepts are reported as drill thicknesses; true widths of intercepts are unknown.

About Timberline Resources

Timberline Resources Corporation is focused on advancing district-scale gold exploration and development projects in Nevada. These include its 23 square-mile Eureka property, comprising the Lookout Mountain, Windfall, and Oswego projects which lie along three separate structural stratigraphic trends defined by distinct geochemical gold anomalies, as well as being operator of both the Paiute joint venture project with a subsidiary of Barrick Gold, and the Elder Creek joint venture with McEwen Mining.  All of these properties lie on the prolific Battle Mountain-Eureka gold trend.  Timberline also owns the Seven Troughs property in Northern Nevada, which is one of the state's highest-grade former producers.   Timberline has increased its owned and controlled mineral rights in Nevada to over 43 square miles (27,500 acres).  Detailed maps and NI 43-101 estimated resource information for the Eureka property may be viewed at http://timberlineresources.co/.

Timberline is listed on the OTCQB where it trades under the symbol "TLRS" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These include, but are not limited to, statements regarding the advancement of projects, and exploration potential.

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When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. There are no assurances that the Company will complete the earn-in on the Elder Creek project as contemplated or at all. Factors that could cause or contribute to risks involving forward-looking statements include, but are not limited to, changes in the Company’s business and other factors, including risk factors discussed in the Company's Form 10-Q for the quarter ended June 30, 2018.  Except as required by law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accept responsibility for the adequacy or accuracy of this release.

For Further Information Please Contact:

Steven A. Osterberg

President and CEO

Tel:   208-664-4859

E-mail:  info@timberline-resources.com

Website:  www.timberline-resources.com

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